CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
CNB Financial Corp.:

We consent to incorporation by reference in the registration statement (No. 33-63176) on Form S-3 of CNB Financial Corp. of our report dated February 2, 1998, relating to the consolidated balance sheet of CNB Financial Corp. and subsidiaries as of December 31, 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K of CNB Financial Corp.

                                                     /s/ KPMG Peat Marwick LLP


Albany, New York
March 30, 1998